Exhibit 21
SUBSIDIARIES OF ATMOS ENERGY CORPORATION

	State of	Percent of
Name	Incorporation	Ownership
ATMOS ENERGY HOLDINGS, INC. (wholly-owned by Atmos Energy Corporation)	Delaware	100%

BLUE FLAME INSURANCE SERVICES, LTD (wholly-owned by Atmos Energy Corporation)	Bermuda	100%

PDH I HOLDING COMPANY, INC (wholly-owned by Atmos Energy Corporation)	Texas	100%

MISSISSIPPI ENERGIES, INC. (wholly-owned by Atmos Energy Corporation)	Mississippi	100%

LEGENDARY LIGHTING, LLC (50% owned by Mississippi Energies, Inc.)	Mississippi	50%

UNITARY GH&C PRODUCTS, LLC (28% owned by Mississippi Energies, Inc.)	Delaware	28%

ATMOS ENERGY SERVICES, LLC (a limited liability company) (wholly-owned by Atmos Energy Holdings, Inc.)	Delaware	100%

EGASCO, LLC
(a limited liability company) (wholly-owned by Atmos Energy Holdings, Inc.)	Texas	100%

ENERGAS ENERGY SERVICES TRUST (a business trust) (wholly-owned by Atmos Energy Services, LLC)	Pennsylvania	100%

UNITED CITIES PROPANE GAS, INC. (a wholly-owned subsidiary of Atmos Energy Holdings, Inc.)	Tennessee	100%

ENERMART ENERGY SERVICES TRUST (a business trust) (wholly-owned by Atmos Energy Holdings, Inc.)	Pennsylvania	100%

ATMOS ENERGY MARKETING, LLC (a limited liability company) (wholly-owned by Atmos Energy Holdings, Inc.)	Delaware	100%

	State of	Percent of
Name	Incorporation	Ownership
ATMOS POWER SYSTEMS, INC. (a wholly-owned subsidiary of Atmos Energy Holdings, Inc.)	Georgia	100%

ATMOS PIPELINE AND STORAGE, LLC (a limited liability company) (wholly-owned by Atmos Energy Holdings, Inc.)	Delaware	100%

UCG STORAGE, INC. (wholly-owned by Atmos Pipeline and Storage, LLC)	Delaware	100%

WKG STORAGE, INC. (wholly-owned by Atmos Pipeline and Storage, LLC)	Delaware	100%

ATMOS EXPLORATION AND PRODUCTION, INC. (wholly-owned by Atmos Pipeline and Storage, LLC)	Delaware	100%

TRANS LOUISIANA GAS PIPELINE, INC. (wholly-owned by Atmos Pipeline and Storage, LLC)	Louisiana	100%

TRANS LOUISIANA GAS STORAGE, INC. (wholly-owned by Atmos Pipeline and Storage, LLC)	Delaware	100%

ATMOS GATHERING COMPANY, LLC (a limited liability company) (wholly-owned by Atmos Pipeline and Storage, LLC)	Delaware	100%

STRAIGHT CREEK GATHERING GP, LLC (a limited liability company) (wholly-owned by Atmos Gathering Company, LLC, and general partner of Straight Creek Gathering, LP)	Delaware	100%

STRAIGHT CREEK GATHERING, LP (a limited partnership) (89% of limited partnership interests owned by Atmos Gathering Company, LLC)	Delaware	89%